As filed with the Securities and Exchange Commission on December 18, 1998
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MENTOR GRAPHICS CORPORATION
                 (Exact name of issuer as specified in charter)
                               -------------------

            Oregon                                              93-0786033
(State or other jurisdiction of                                IRS Employer
incorporation or organization)                              Identification No.)

     8005 SW Boeckman Road
      Wilsonville, Oregon                                        97070-7777
(Address of principal executive offices)                         (Zip Code)


           Option Exchange Offer to holders of Exemplar Logic Options
                   Mentor Graphics Corporation 1986 Stock Plan
                            (Full title of the plan)
                             -----------------------

                                  DEAN M. FREED
                       Vice President and General Counsel
                           Mentor Graphics Corporation
                              8005 SW Boeckman Road
                         Wilsonville, Oregon 97070-7777
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (503) 685-7000

                               -------------------

                                    Copy to:
                                 STUART CHESTLER
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                               -------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                   Proposed                        Amount
 Title of                          Maximum       Maximum             of
Securities           Amount        Offering      Aggregate         Regis-
  to Be              to Be         Price Per     Offering          tration
Registered         Registered      Share         Price             Fee
-------------------------------------------------------------------------------

Options to
Purchase
Common Stock         -(1)           -(1)         $6,965,041(2)     $1,936

Common Stock,
without par
value                -(1)           -(1)         $1,861,201(3)     $  518
                                                                   ------

Total Fee                                                          $2,454
                                                                   ======

-------------------------------------------------------------------------------

(1) Omitted pursuant to Rule 457(o) of the Securities Act of 1933.

(2) Mentor Graphics Corporation (the "Company") is offering employee stock options to holders of stock options granted by Exemplar Logic, Inc., a subsidiary of the Company ("Exemplar"). This offer is being made in connection with the proposed merger of Exemplar with another Company subsidiary pursuant to which Exemplar will become a wholly-owned subsidiary of the Company. The number of shares to be covered by the Company options and the exercise price per share shall be determined by a formula based on the average closing price of Common Stock for a ten day period prior to the effectiveness of the merger. The maximum aggregate offering price of the options represents the difference between (a) the aggregate value of the Exemplar shares underlying the outstanding Exemplar options based on the negotiated cash price to be paid for Exempar shares in the merger and (b) the aggregate exercise price of the outstanding Exemplar options.

(3) Consists of shares to be issued under the Company's 1986 Stock Plan upon exercise of options exchanged for Exemplar options. The maximum aggregate offering price of the shares equals the aggregate exercise price of the outstanding Exemplar options, which will be the aggregate exercise price of the Company options exchanged therefore.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
        ---------------------------------------

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        -------------------------

     Stock options are being offered under the Company's 1986 Stock Plan to holders of options granted by Exemplar. The exercise price per share and number of shares to be covered by the Company options offered to each Exemplar optionee will be determined by applying a formula to the number of shares and exercise price of the optionee's Exemplar option. All other terms of the Company options, including vesting schedule and expiration date, will be the same as the terms of the Exemplar options being exchanged.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not Applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Article V of the Company's Bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (Act). The effects of Article V are summarized as follows:

     (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the persons concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

     (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) The Company is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the

          Company will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

     (e) The Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

     (f) The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

     The Company has also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Company to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

        Not Applicable.

Item 8. Exhibits.
        --------

        4.A. Restated Articles of Incorporation of the Company, as amended.
             Incorporated by reference to Exhibit 4A of the Company's Registration Statement on Form S-3, Reg. No. 33-23024.

        4.B. Bylaws of the Company. Incorporated by reference to Exhibit 4B of the Company's Registration Statement on Form S-3, Reg. No. 33-56759.

         5.  Opinion of Counsel.

        23.  Consent of Accountants.

        24.  Powers of Attorney.

Item 9. Undertakings.
        ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on this 18th day of December, 1998.

                                       MENTOR GRAPHICS CORPORATION



                                       By DEAN M. FREED
                                          --------------------------------
                                          Dean M. Freed, Vice President
                                               and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 18, 1998 in the capacities indicated.

         Signature                                         Title
         ---------                                         -----

(1)  Principal Executive Officer:

    *WALDEN C. RHINES                            President, Chief Executive
     -----------------------------               Officer and Director
     Walden C. Rhines

(2)  Principal Financial Officer:


    *GREGORY K. HINCKLEY                         Executive Vice President,
     -----------------------------               Chief Operating Officer and
     Gregory K. Hinckley                         Chief Financial Officer

(3)  Principal Accounting Officer:


    *ANTHONY B. ADRIAN                           Vice President, Corporate
     -----------------------------               Controller
     Anthony B. Adrian

(4)  Directors:


                                                 Director
     -----------------------------
     Marsha B. Congdon

                                                 Director
     -----------------------------
     James R. Fiebiger


    *DAVID A. HODGES                             Director
     -----------------------------
     David A. Hodges


    *FONTAINE K. RICHARDSON                      Director
     -----------------------------
     Fontaine K. Richardson


    *JON A. SHIRLEY                              Director
     -----------------------------
     Jon A. Shirley


*By  DEAN M. FREED
     -------------------------------
     Dean M. Freed, Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
Number         Document Description
-------        --------------------

  4A. Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit
               4A to the Company's Registration Statement on Form
               S-3 (Registration No. 33-23024).

  4B. Bylaws of the Company. Incorporated by reference to Exhibit 4B to the Company's Registration
               Statement on Form S-3, Reg. No. 33-56759.

   5.          Opinion of Counsel.

  23.          Consent of Accountants.

  24.          Powers of Attorney.